                                                                    EXHIBIT 10.6



CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.


                               BETA TEST AGREEMENT

         This Agreement is made effective as of the 1st day of March, 2001, between BioNumerik Pharmaceuticals, Inc., with a place of business at 8122 Datapoint Drive, Suite 1250, San Antonio, Texas 78229 ("BioNumerik"), and Cray Inc., with a place of business at 411 1st Avenue S. Suite 600, Seattle, WA 98104-2860 ("CRAY").

                                    RECITALS:

         WHEREAS BioNumerik and a predecessor of CRAY entered into a Beta Test Agreement, dated as of August 18, 1994, as amended.

         WHEREAS, BioNumerik and CRAY wish to amend and restate the Beta Test Agreement to add Cray as a party and provide for the use and evaluation of computer systems and software and the provision of certain services different from those described in the original Beta Test Agreement.

         WHEREAS, BioNumerik and CRAY have therefore determined to amend and restate the Beta Test Agreement with amended terms that will govern the relationship between the parties with respect to such computer systems, software and services.

         WHEREAS, this Agreement is a contractual arrangement between CRAY and BioNumerik in which CRAY will provide BioNumerik with the use of certain CRAY products for the purposes of testing the products and BioNumerik will provide to CRAY information and data pertaining to their testing which CRAY may use without charge to modify, improve or market the products,

         Now, therefore, the parties agree as follows:

1. Definitions. For purpose of this Agreement, the following words, terms and phrases shall have the meanings set forth below:

         1.1      "Beta Test Period" shall mean the period of time described in
                  Section 2.1 during which testing of and adjustments to the products contemplated hereunder will be undertaken.

         1.2 "Equipment" shall mean the computer system products described in Exhibit A to this Agreement, together with any additions, modifications or enhancements thereto provided by CRAY under the terms of this Agreement.

         1.3 "Software" shall mean the software products described in Exhibit A to this Agreement, together with any additions, modifications or enhancements thereto provided by CRAY under the terms of this Agreement.

         1.4 "Documentation" shall mean the user manuals and other documentation with respect to the Equipment and Software that are provided to BioNumerik during the term of this Agreement.

         1.5      "Products" shall mean Equipment, Software and Documentation.

         1.6 "Principal Contacts" shall mean the individuals designated by the parties to act as principal points of contact regarding matters related to this Agreement.

         1.7 "Confidential Information" shal1 mean the Software, and all other information that is (i) disclosed by either party in any tangible form and clearly labeled or marked as confidential, proprietary or its equivalent, or (ii) disclosed by either party orally or visually, and designated confidential, proprietary or its equivalent at the time of its disclosure and summarized in writing and clearly marked or labeled as confidential, proprietary or its equivalent within thirty (30) days of disclosure.

2.       Beta Test Period and Obligations.

         2.1 Beta Test Period. BioNumerik agrees to act as a beta test site for the Products for the Beta Test Period. The Beta Test Period shall be the term of this Agreement.

         2.2 Beta Test Site. The beta test site shall be the principal offices of BioNumerik located at the address set forth above.

         2.3 Beta Test Obligations. During the Beta Test Period, BioNumerik and CRAY shall each undertake and perform their respective obligations as set forth below.

         2.4 Specifications. BioNumerik shall participate with CRAY in the development of the specifications for the installation and operation of the Products.

         2.5 Testing. During the Beta Test Period BioNumerik agrees to run such test suites and other test programs as may be provided by CRAY. CRAY may request that BioNumerik use special and non-standard operating procedures for the testing of the Products; BioNumerik shall not unreasonably withhold its consent to such a request.

         2.6 Error Notice. BioNumerik's Principal Contact shall notify CRAY's Principal Contact of any material failure, error or other malfunction of any part of the Products.



                                                             BETA TEST AGREEMENT
                                                                          PAGE 2

         2.7 Access. During the Beta Test Period, BioNumerik will grant CRAY access to the Products and allow CRAY to gain access to the operational data contemplated under this Agreement at such reasonable times as may be required by CRAY for the reasonable purposes of CRAY with respect to the development and sale of their equipment.


                                                             BETA TEST AGREEMENT
                                                                          PAGE 3

         2.8 Modifications. During the Beta Test Period, BioNumerik's Principal Contact will consult with CRAY 's Principal Contact regarding the performance of the Products and will evaluate the test data and error reports provided by BioNumerik. Should CRAY modify or improve the Products as a result of BioNumerik's testing, CRAY will provide such modification or improvement to BioNumerik at no cost.

         2.9 Use. During the term of this Agreement, CRAY shall loan the Products to BioNumerik. BioNumerik shall use the Products only for the evaluation of the Products under this Agreement and BioNumerik's internal business purposes. Subject to Section 12.6, BioNumerik will not offer for sale or otherwise offer or deliver the Products to any third party. BioNumerik will at all times cause the Products to be maintained and operated by qualified personnel in accordance with applicable manuals, will keep the Products in the environment specified in CRAY's Site Planning Manual, and will comply with the requirements of CRAY's insurers which are provided to BioNumerik in writing. CRAY may at any time during normal business hours inspect the Products to ascertain compliance with this Section 2.9. Any equipment which BioNumerik purchases from CRAY during or prior to the period of this agreement, will be wholly owned by BioNumerik and governed only by the term of the purchase contract, but portions of such systems which are not purchased, but provided by CRAY and added to the Products list, will be covered under this agreement.

         2.10 License. CRAY hereby grants a single, non-transferable and non-exclusive license to use the Software during the term of this Agreement. No rights to sublicense or distribute the Software are granted. All rights not specifically granted to BioNumerik by this license shall remain in CRAY. CRAY may include features in the Software which restrict unlicensed use or use of the Software or related data after license expiration. The Software may be used by BioNumerik only on the Equipment or on equipment purchased by BioNumerik from CRAY. BioNumerik shall not modify, clone, reverse assemble, or reverse compile any part of the Software or adopt any part of the Software as its own. BioNumerik shall not translate the Software into a computer language (e.g., FORTRAN or "C") different from the language in which it was provided to BioNumerik by CRAY. BioNumerik is licensed to use only the binary format of the Software unless otherwise agreed in writing by CRAY. The Software is not designed or licensed for use in on-line control equipment in hazardous environments such as operation of nuclear facilities, aircraft navigation or control, life support systems or medical procedures. BioNumerik assumes all risk for any such application and agrees to indemnify CRAY and its suppliers for any and all damages that may be incurred due to the use of Software in such applications. BioNumerik acknowledges that the Software is proprietary and shall remain the property of CRAY or its suppliers. Notwithstanding the foregoing, BioNumerik shall retain all ownership and rights to and may freely use BioNumerik's own proprietary drug design and molecular simulation software and no license is granted to CRAY with respect to such software.



                                                             BETA TEST AGREEMENT
                                                                          PAGE 4

         2.11 Subject to CRAY 's business priorities and needs, CRAY shall provide reasonable technical assistance to BioNumerik in the use and operation of the Products.

3. Product Installation. BioNumerik will ensure that the site is adequately prepared to receive the Products. CRAY will ship the Products at no cost to BioNumerik, install them and run its tests to verify proper installation. The Products shall be installed by CRAY at the times described in Exhibit B hereto. BioNumerik shal1 cooperate and assist with the installation of the Products as reasonably necessary. Upon sixty (60) days notice to BioNumerik, CRAY shall also be permitted to install any modifications to the Products CRAY deems necessary to the proper function of the Products or to achieve the objectives of this Agreement. During the term of this Agreement, the parties may agree to the installation of other equipment or software that is additional to the Equipment or Software, or a modification to the Equipment or Software. All such additional equipment or modifications shall be deemed Equipment or Software that is subject to the terms of this Agreement. In addition to the use of the Products and to facilitate BioNumerik's performance of its obligations hereunder, during the term of this Agreement CRAY shall grant BioNumerik access to the CRAY datacenter systems described in Exhibit A to this Agreement, subject to the availability of such systems in CRAY 's datacenter and CRAY s business priorities and needs.

4. Title and Risk of Loss. Title to all Products remains with CRAY. BioNumerik shall not sell the Products or encumber their title. CRAY assumes all risk of loss of or damage to Products throughout the Beta Test Period, except that BioNumerik will be responsible for loss or damage caused by negligence of BioNumerik or by environmental factors at the installation site.

5. Obligations of BioNumerik. During the term of this Agreement, BioNumerik shall evaluate the Products and provide the results of that evaluation to CRAY as services described in Exhibit B to this Agreement, and shall provide the other services described in that Exhibit B in the times and in the manner described therein.

6. Principal Contacts. Each party shall designate an individual to act as the primary point of contact with the other party with respect to issues related to the use of the Products, the obligations of BioNumerik and other matters related to this Agreement. The initial Principal Contacts are designated in Exhibit D to this Agreement. A party may change its Principal Contact by giving notice to the other party.

7. Warranty. THE PRODUCTS PROVIDED TO BIONUMERIK UNDER THIS AGREEMENT ARE PROVIDED "AS IS", AND CRAY MAKES NO WARRANTY OF ANY KIND WITH RESPECT TO THE PRODUCTS, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR FREEDOM FROM VIOLATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, WHICH ARE HEREBY SPECIFICALLY EXCLUDED.



                                                             BETA TEST AGREEMENT
                                                                          PAGE 5

8.       Indemnification.

         8.1 Cray shall indemnify BioNumerik and hold BioNumerik harmless from all damages and all reasonable expenditures incurred by BioNumerik as the result of any charge or claim of copyright infringement or violation of proprietary rights asserted against BioNumerik by third parties as a result of BioNumerik's use of the Products hereunder, provided that CRAY is given prompt notice of any such claim and BioNumerik provides reasonable assistance to CRAY in connection with such claims.

         8.2 Should the Products become, or in CRAY's opinion be likely to become, the subject of a claim of infringement of a copyright or violation of proprietary rights of another, CRAY may either
                  (i) procure for BioNumerik the right to continue to use the Products as contemplated hereunder, or (ii) replace or modify the Products to make the use and distribution of the Licensed Products hereunder non-infringing. If neither option is reasonably available to CRAY, this Agreement may be terminated by either party at any time upon written notice subject to the obligation of indemnification set forth above.

         8.3 CRAY shall have no liability for any claim of copyright infringement or violation of proprietary rights to the extent such claim is based on the use of the Products in a manner other than is permitted under this Agreement or is based on a modification of the Products by or for BioNumerik or a third party, or any failure to implement any modification to the Products supplied by CRAY.

         8.4 BioNumerik shall indemnify CRAY and hold CRAY harmless from all damages and all reasonable expenditures incurred by CRAY as the result of any charge or claim asserted against CRAY by third parties resulting from BioNumerik's use of the results of the use of the Products, other than any charge or claim of copyright infringement or violation of proprietary rights, as a result of BioNumerik's use of the Products hereunder, provided that BioNumerik is given prompt notice of any such claim and CRAY provides reasonable assistance to BioNumerik in connection with such claims.

9.       Limitation of Liability.

         9.1 NEITHER PARTY SHALL BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY DELAY IN FURNISHING THE PRODUCTS OR SERVICES UNDER THIS AGREEMENT, OR BY DELAY IN ANY OTHER PERFORMANCE UNDER OR PURSUANT TO THIS AGREEMENT.

         9.2 IN NO EVENT WILL EITHER PARTY'S LIABILITY OF ANY KIND INCLUDE ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE



                                                             BETA TEST AGREEMENT
                                                                          PAGE 6

10.      Term and Termination.

         10.1 This Agreement shall take effect as of the date first written above and, unless earlier terminated as provided in Section
                  10.2 below, shall remain in effect for the initial Beta Test Period of three (3) years after March 1, 2001. Thereafter, this Agreement shall be automatically renewed for up to two additional periods of one (1) year each, unless either party shall have given notice to the other of its intention not to renew not later than the date ninety (90) days prior to the beginning of any renewal term of this Agreement.

         10.2 This Agreement may be terminated in accordance with the following provisions:

                  (a) Either party may terminate this Agreement by giving notice in writing to the other party in the event the other party is in breach of this Agreement and shall have failed to cure such breach within thirty (30) days of receipt of written notice thereof from the first party.

                  (b) Either party hereto may terminate this Agreement at any time by giving notice in writing to the other party, which notice shall be effective upon dispatch, should the other party file a petition of any type as to its bankruptcy, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors, go into liquidation or receivership, or otherwise lose legal control of its business, or should the other party or a substantial part of its business come under the control of a third party.

                  (c) CRAY may terminate this Agreement upon sixty (60) days notice if Dr. Hausheer terminates his relationship with BioNumerik.

         10.3 Upon the termination of this Agreement, the parties shall have the following rights and obligations:

                  (a) The licenses granted to BioNumerik in this Agreement shall terminate immediately, and BioNumerik shall make the Products available to CRAY for deinstallation and return and shall assist CRAY with such deinstallation to the extent reasonably necessary.

                  (b) Each party shall promptly return to the other all copies then in its possession of Confidential Information provided by the other party.

                  (c) The provisions of Sections 4, 7, 8, 9 and 11 of this Agreement shall survive.


                                                             BETA TEST AGREEMENT
                                                                          PAGE 7

11.      Confidentiality.

         11.1 A party receiving Confidential Information shall restrict the use of the Confidential Information to those purposes necessary for the exercise of the receiving party's rights, or performance of the receiving party's obligations under this Agreement. During the term of this Agreement and thereafter, each party shall safeguard against disclosure of the Confidential Information to third parties using the same degree of care to prevent disclosure as it uses to protect its own information of like importance, but at least reasonable care. A party may make only the minimum number of copies of any Confidential Information required to carry out the purpose of this Agreement. All proprietary and copyright notices in the original must be affixed to copies or partial copies.

         11.2 Neither party shall be obligated to maintain any information in confidence or refrain from use if, (i) the information was in the receiving party's possession or was known to it prior to its receipt from the disclosing party, (ii) the information is independently developed by the receiving party without the utilization of Confidential Information of the disclosing party, (iii) the information is or becomes public knowledge without fault of the receiving party, (iv) the information is or becomes available on an a nonconfidential basis to the receiving party from a source other than the disclosing party,
                  (v) the information becomes available on a non-confidential basis to a third party from the disclosing party or from someone acting under its control, or (vi) the information is publicly disclosed (i.e. not under adequate protective order) by the receiving party under an order of a court or government agency, provided that the receiving party provides prior written notification to the disclosing party of such obligation and the opportunity to oppose such order.

12.      General.

         12.1 This Agreement does not make either party the agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement, each party shall be acting as an independent contractor.

         12.2 Neither party shall have the right to assign or otherwise transfer its rights and obligations under this Agreement except with the prior written consent of the other party. Any prohibited assignment shall be null and void. Notwithstanding the foregoing, subject to the provisions of Section 10.2(b) either party may assign this Agreement without approval to an entity that succeeds to all or substantially all of the party's business or assets (by acquisition, merger or



                                                             BETA TEST AGREEMENT
                                                                          PAGE 8
                  otherwise), so long as Dr. Frederick Hausheer remains in a similar capacity with BioNumerik, its successors or assigns.

         12.3 Notices permitted or required to be given hereunder shall be deemed sufficient if given by registered or certified mail, postage prepaid, return receipt requested, addressed to the respective addresses of each party as first above written or at such other addresses as the respective parties may designate by like notice from time to time. Notices shal1 be effective upon the earlier to occur of (i) receipt by the party to which notice is given, or (ii) the third (3rd) business day following the date such notice was posted.

         12.4 This Agreement constitutes the entire agreement between the parties with respect to the testing, evaluation and loan of the Products and supersedes all previous agreements by and between the parties related thereto, as well as all proposals, oral or written, and all negotiations, conversations or discussions held between the parties related to this Agreement.

         12.5 This Agreement shall not be deemed or construed to be modified, amended, rescinded or waived, in whole or in part, except by written amendment signed by both parties.

         12.6 The terms of this Agreement are confidential and no party shall issue press releases or engage in other types of publicity of any nature dealing with the commercial and legal details of this Agreement, or any information regarding the performance of the products of the other party, without the other party's prior written approval, which approval shall not be unreasonably withheld. However, approval of such disclosure shall be deemed to have been given to the extent such disclosure is required to comply with governmental rules, regulations or other governmental or legal requirements. In such event, the publishing party shall furnish a copy of such disclosure to the other party. Notwithstanding the foregoing, BioNumerik shall retain the right to (i) demonstrate the Products to third parties in accordance with the performance of its obligations hereunder, and (ii) disclose the existence of this Agreement in its informational material and the material terms of this Agreement to its shareholders and potential shareholders.

         12.7 In the event that any of the terms of this Agreement are in conflict with any rule of law or statutory provision or otherwise unenforceable under the laws or regulations of any government or subdivision thereof, such terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other terms of this Agreement and this Agreement shall continue in force, unless the invalidity or unenforceability of any such provisions of this Agreement does substantial violence to, or where the invalid or unenforceable provisions comprise an integral part of, or are otherwise inseparable from, the remainder of this Agreement.


                                                             BETA TEST AGREEMENT
                                                                          PAGE 9

         12.8 This Agreement may be executed in two or more counterparts and each such counterpart shall be deemed an original of this Agreement.

         12.9 No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

         12.10 This Agreement shall be governed by, and interpreted and construed in accordance with the laws of the State of Washington.



BIONUMERIK PHARMACEUTICALS, INC.                  CRAY INC.


By: /s/ FREDERICK H. HAUSHEER, M.D.               By: /s/ JIM ROTTSOLK
Name:  Frederick H. Hausheer, M.D.                Name:  Jim Rottsolk

Title: Chief Executive Officer                    Title: Chief Executive Officer

Date:  June 27, 2001                              Date:  June 27, 2001



                                                             BETA TEST AGREEMENT
                                                                         PAGE 10

                                    EXHIBIT A
                             EQUIPMENT AND SOFTWARE


[**]


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                                             BETA TEST AGREEMENT
                                                                         PAGE 11

                                    EXHIBIT B

                                    PRODUCTS

Software Product
[**]



Cray Datacenter Systems

[**]

For purposes of this agreement, an hour of CPU time is measured as one CPU hour of [**] time. CPU time on other systems is measured relative to a Cray [**] based on the theoretical peak performance (the number of CPUs or Processing Elements (PE's) employed times the theoretical peak performance of a single CPU or PE) of the other system.

[**]



                                                             BETA TEST AGREEMENT
                                                                         PAGE 12

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                                             BETA TEST AGREEMENT
                                                                         PAGE 13

                                    EXHIBIT C

I.       Ongoing Obligations

         BioNumerik shall provide specific feedback to Cray Inc. with respect to [**]

II.      Annual Obligations [**]

III.     Additional Obligations  [**]



                                                             BETA TEST AGREEMENT
                                                                         PAGE 14

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                                                             BETA TEST AGREEMENT
                                                                         PAGE 15

                                    EXHIBIT D

                               PRINCIPAL CONTACTS

The BioNumerik Principal Contact shall be [**], and [**] and [**] shall act as alternate Principal Contacts.

The Cray Inc. Principal Contact shall be:

1. With respect to the technical aspects of the relationship established in this Agreement, [**] or his subsequent designee.

2. With respect to marketing aspects of the relationship established in this Agreement, [**] or his subsequent designee.

3. With respect to the general terms of the relationship established in this Agreement, [**].

Cray Inc. shall reimburse BioNumerik for all reasonable out-of-pocket expenses of the BioNumerik Principal Contact in satisfying BioNumerik's obligations under this Agreement, including, but not limited to travel, lodging, meals, and a negotiated per diem. All services provided by the BioNumerik Point of Contact under this Agreement will be subject to the obligations of the BioNumerik Point of Contact to BioNumerik, and Cray Inc. will cooperate with the BioNumerik Point of Contact to avoid any interference with the operation of BioNumerik.



                                                             BETA TEST AGREEMENT
                                                                         PAGE 16

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                                                             BETA TEST AGREEMENT
                                                                         PAGE 17